SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

INVESTINDUSTRIAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39720	98-1556465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor, 11-12 St James’s Square London, United Kingdom		SW1Y 4LB
(Address of principal executive offices)		(Zip Code)

+44 20 7400 3333

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	IIAC.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	IIAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	IIAC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Securities and Exchange Commission (the “SEC”) released a public statement (the “Public Statement”) informing market participants that warrants issued by special purpose acquisition companies (“SPACs”) may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. Invest industrial Acquisition Corp. (the “Company”) has previously classified its private placement warrants and public warrants (collectively, the “warrants”) as equity. For a full description of the Company’s warrants, please refer to the Company’s final prospectus filed in connection with its initial public offering (“IPO”) on November 20, 2020 (“Final Prospectus”).

On May 20, 2021, Management of the Company and the Audit Committee of the Board of Directors of the Company determined that the Company’s previous audited balance sheet related to its IPO dated November 23, 2020, its pro forma balance sheet dated November 27, 2020, its quarterly unaudited financial statements as of and for the period ended September 30, 2020 and its audited financial statements as of December 31, 2020 and for the period from September 7, 2020 (inception) to December 31, 2020 (the “Affected Periods”) should no longer be relied upon due to changes required for alignment with the SEC’s Public Statement. The SEC’s Public Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The Public Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.” Following consideration of the guidance in the Public Statement, while the terms and quantum of the warrants as described in the Final Prospectus have not changed, the Company concluded the warrants do not meet the conditions to be classified in equity and instead, the warrants meet the definition of a derivative under ASC 815, under which the Company should record the warrants as liabilities on the Company’s balance sheet. The Company has discussed this approach with its independent registered public accounting firm, WithumSmith+Brown, PC, and intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021 (the “Amended 10-K”) reflecting this reclassification of the warrants for the Affected Periods. The Company is working diligently with an independent valuation expert to finalize the valuation of the warrants and file the Amended 10-K as soon as practicable. The adjustments to the financial statement items for the Affected Periods will be set forth through expanded disclosure in the financial statements included in the Amended 10-K, including further describing the restatement and its impact on previously reported amounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2021	INVESTINDUSTRIAL ACQUISITION CORP.

	By:	/s/ Roberto Ardagna
	Name:	Roberto Ardagna
	Title:	Chief Executive Officer